EXHIBIT 32.1
and
EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Deerfield Resources, Ltd. (the “Company”) on Form 10-KSB for the year ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James W. Morgon, Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ James W. Morgon
Name: James W. Morgon
Title: Chief Executive and Financial Officer
Date: December 27, 2008

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Deerfield Resources, Ltd., and will be retained by Deerfield Resources, Ltd., and furnished to the Securities and Exchange Commission or its staff upon request.